SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported) August 11, 1999


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 5.  Other Events
         ------------

        In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339 and No. 33-60069), the registrant hereby files the following press release.

                                                    Contact:  Susan Gaffney
                                                              (302) 774-2698


                          DUPONT COMPLETES CASH OFFER
                            FOR DUPONT COMMON STOCK
                          ---------------------------

        WILMINGTON, Del., Aug. 11 -- DuPont today announced the completion of its previously announced cash offer to non-United States persons for DuPont common stock at a price of $80.76 per share. The cash offer expired at 12:00 midnight New York City time on Aug. 10, 1999.

        Approximately 15,281,000 shares of DuPont common stock were tendered and 33,113,000 additional shares of DuPont common stock were guaranteed for delivery within three New York Stock Exchange trading days. DuPont has accepted for purchase 8 million shares of DuPont common stock. Based on the preliminary results, which indicate that the offer is oversubscribed, a pro-ration factor of approximately 16 percent will be applied. As a result, DuPont anticipates that approximately 16 percent of the DuPont shares tendered will be accepted for purchase. The estimated proration factor is subject to change. The final proration factor is expected to be announced early next week.

        DuPont shareholders whose shares were accepted for purchase will not receive the dividend declared by DuPont on July 28, 1999, of $0.35 per share on each share of DuPont stock held by holders of record on Aug. 13, 1999. The DuPont dividend will be paid on DuPont shares tendered but returned due to proration.

        The purchase price, net of applicable withholding taxes, will be paid to tendering shareholders whose shares are accepted for purchase. After the offer, DuPont will have approximately 974 million shares of common stock out-standing.

        DuPont has retained the services of D. F. King & Co., Inc. as Information Agent to assist shareholders with the offer. Questions regarding the offer should be directed to D. F. King at 212-269-5550 (collect) outside the U.S. or 800-755-3105 (toll free) in the U.S.







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        DuPont is a science company, delivering science-based solutions that make a difference in people's lives in food and nutrition; health care; apparel; home and construction; electronics; and transportation. Founded in 1802, the company operates in 65 countries and has 92,000 employees.


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8/11/99















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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




August 11, 1999









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